UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2014

LAS VEGAS RAILWAY EXPRESS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-54648 (Commission File Number)	56-2646797 (I.R.S. Employer Identification No.)

6650 Via Austi Parkway, Suite 140 Las Vegas, NV 89119 (Address of principal executive offices) (zip code)

702-583-6715 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 1.01 Entry into a Material Definitive Agreement.

On April 1, 2014, Las Vegas Railway Express, Inc. (the “LVRE”), entered into a Securities Purchase Agreement (the “Agreement”) with Ascendiant Capital Partners, LLC, (the “ACP”) to provide up to $10 million in capital in the form of a credit line facility.  LVRE shall cause to have Form S-1 filed with the SEC and thereafter LVRE shall have the right to issue and sell to ACP $10 million worth of shares of Common Stock on a private placement basis pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

On May 15, 2014, Las Vegas Railway Express, Inc. (the “LVRE”), entered into a Service Agreement (the “Agreement”) with Santa Fe Southern Railway (the “SFSR”), pursuant to which SFSR agreed to provide certain services and equipment to LVRE in connection with the business and maintain said equipment.  Said agreement is for a term of 5 years.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 18, 2014, Mr. Thomas Mulligan, resigned from his position as Director of the Board of Directors of Las Vegas Railway Express, Inc. (the “Company”).  Mr. Mulligan’s resignation was not the result of any disagreement with the Company nor any matter relating to the Company’s operations, policies or practices.

Item 9.01 Financial Statements and Exhibits.

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS RAILWAY EXPRESS, INC.

Date: June 23, 2014	By:	/s/ Michael Barron
Name: Michael Barron
Title: Chief Executive Officer